Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Nasdaq Composite Index Fund, which is included in Post-Effective Amendment No. 79 to the Registration Statement No. 811-2546 on Form N-1A of Fidelity Commonwealth Trust.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
September 4, 2003